Exhibit 10.9
AMENDMENT TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into effective as of the 6th day of June, 2008, by and between Accelerated Innovation, LLC, a Delaware limited liability company (the “Company”), and Michael Kvitnitsky (“Employee”).
RECITALS
     A. Employee is a party to an Employment Agreement, dated as of January 31, 2005, with Accin Corporation, a New Jersey Corporation (the “Employment Agreement”). The Employment Agreement was assigned to the Company on May 21, 2007, and Employee currently serves as a key employee of the Company pursuant to the terms thereof.
     B. Cardo Medical, LLC, a California limited liability company and a parent company of the Company, is raising funds pursuant to a private placement and a related merger with clickNsettle.com, Inc., a Delaware corporation (the “Transaction”).
     C. In order to facilitate the Transaction, the parties desire to amend the Employment Agreement as hereinafter set forth.
AGREEMENT
     NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:
     1. The second paragraph of Paragraph 4.5 of the Employment Agreement is hereby amended to read in full as follows:
“Upon a Termination without Cause or Termination With Good Reason, the Company shall pay to Employee Base Compensation for a period of eighteen (18) months from the date of termination. After termination for Cause or Voluntary Termination, the Company shall have no further obligations or liabilities hereunder to Employee other than payment of Base Compensation and expense reimbursements for periods prior to the last date of Employee’s employment hereunder.”
     2. Each reference in the Employment Agreement to the “Shareholders Agreement” or “Shareholders’ Agreement” (as such term is defined in the Employment Agreement), including, without limitation, the references to the Shareholders’ Agreement in Sections 2.2, 4.3 and 4.4.2 of the Employment Agreement, are hereby deleted and shall have no further force or effect.
     3. Except as amended hereby, the Employment Agreement is ratified and confirmed in all respects and the terms and conditions thereof shall continue in full force and effect. This

Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Amendment may be transmitted by facsimile or electronically, and it is the intent of the parties that the facsimile copy (or a photocopy or PDF copy) of any signature printed by a receiving facsimile machine or computer printer shall be deemed an original signature and shall have the same force and effect as an original signature. No modification of this Amendment shall be valid unless in writing and signed by the parties hereto. In the event of any conflict between the provisions of this Amendment and the provisions of the Employment Agreement, the provisions of this Amendment shall control.
     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

Accelerated Innovation, LLC,
a Delaware limited liability company

By:	/s/ Andrew A. Brooks

Name: Andrew A. Brooks, M.D.
Title: CEO

Employee:

/s/ Michael Kvitnitsky 2008-06-10

Michael Kvitnitsky
CONSENT OF ACCIN CORPORATION
     The undersigned, Accin Corporation, a New Jersey corporation, hereby consents to, adopts and approves the foregoing amendment to the Employment Agreement.

Accin Corporation, a New Jersey corporation
By:	/s/ Michael Kvitnitsky
	Name:	Mike Kvitnitsky
	Title:	President

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